ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        INVESCO INTERNATIONAL FUNDS, INC.


         INVESCO International Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: By unanimous approval, at a meeting held on October 8, 1997, the board of directors of the Corporation created an additional class of shares of common stock of the Corporation designated as the INVESCO Emerging Markets Fund, and has authorized 100,000,000 shares of the Corporation's common stock to be allocated to the INVESCO Emerging Markets Fund. The aggregate number of shares the Corporation shall have the authority to issue, both before and after creation of the additional class, is five hundred million (500,000,000) shares of Common Stock. The aggregate par value of all shares which the Corporation shall have the authority to issue, both before and after creation of the additional class, is five million dollars ($5,000,000).

         SECOND: Shares of INVESCO Emerging Markets Fund have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

         THIRD: A description of the Common Stock so classified, including the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Corporation.

         FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

         FIFTH: The undersigned, the President of the Corporation, who is executing on behalf of the Corporation the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name of and on behalf of the Corporation, that the foregoing Articles Supplementary are the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

         IN WITNESS WHEREOF, INVESCO International Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 11th day of November 1997.

         These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.


                                            INVESCO INTERNATIONAL FUNDS, INC.



                                            By:  /s/ Dan J. Hesser
                                                 ---------------------------
                                                 Dan J. Hesser, President


WITNESSED:

By:      /s/ Glen A. Payne
         ------------------------
         Glen A. Payne, Secretary


         I, Ruth Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         Given my hand and official seal this 11th day of November 1997.




                                                /s/ Ruth Christensen
                                                ---------------------------
                                                Notary Public


My Commission Expires:  March 16, 1998
                        --------------